UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 23, 2005

ARIBA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26299	77-0439730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

807 11th Avenue, Sunnyvale, California	94089
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 390-1000

Same

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On May 23, 2005, Ariba, Inc. (“Ariba”) began to implement certain restructuring actions (the “Restructuring”) intended to better align Ariba’s expenses with its revenue levels and to enable the company to invest in certain strategic growth initiatives. The Restructuring will primarily consist of headcount reductions and, to a lesser extent, certain facilities-related expense reductions. Ariba’s management made a determination to proceed with the Restructuring on May 17, 2005, and expects the substantial majority of the Restructuring activities, including notification to affected employees, to be complete during the quarter ending September 30, 2005. The Restructuring is expected to lower Ariba’s quarterly cost structure by approximately $6 million by the quarter ending December 31, 2005.

Ariba estimates that the headcount reductions will result in severance-related cash charges totaling $9-$14 million, of which approximately $4-$7 million will be recognized in the third quarter of its fiscal year 2005 ending June 30, 2005 and approximately $4-$7 million will be recognized in the fourth quarter of its fiscal year 2005 ending September 30, 2005. Ariba is currently unable to make a good-faith estimate of the costs to be incurred in connection with the facilities-related portion of the Restructuring, and will file an amendment to this report within four business days after it makes a determination of such estimate.

Ariba Safe Harbor

Safe Harbor Statement under the Private Securities Litigation Reform Act 1995: Information and announcements in this report involve Ariba’s expectations, beliefs, hopes, plans, intentions or strategies regarding the future and are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this report are based upon information available to Ariba as of the date of the report, and Ariba assumes no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ significantly from Ariba’s current expectations. For example, there can be no assurance that Ariba will achieve the target reduction in quarterly cost structure of approximately $6 million by the quarter ending December 31, 2005 or that total or quarterly severance-related cash charges will be within the currently anticipated ranges. Factors that might cause or contribute to such a discrepancy include, but are not limited to: lower than anticipated reductions in headcount or expenses in connection with the Restructuring, a delay in the implementation of the Restructuring, and greater than anticipated costs resulting from the Restructuring. Factors and risks associated with Ariba’s business are discussed in Ariba’s other SEC filings, including its Annual Report on Form 10-K filed with the SEC on December 14, 2004 and amended on January 28, 2005, and its Quarterly Report on Form 10-Q filed May 10, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIBA, INC.

Date: May 24, 2005	By:	/s/ JAMES W. FRANKOLA
James W. Frankola
Executive Vice President and Chief Financial Officer